Exhibit 11
January 3, 2006
Goldman Sachs Trust
71 South Wacker Drive, Suite 500
Chicago, Illinois 60606
Dear Sir or Madam:
     We have acted as counsel for Goldman Sachs Trust (the “Trust”), a Delaware statutory trust, in connection with the proposed acquisition by the investment portfolios listed below that are offered by the Trust (the “Acquiring GST Funds”) of the assets and liabilities of the investment portfolios listed below that are offered by the First Funds in exchange for shares of the Acquiring GST Funds:

Acquired First Funds	Acquiring GST Funds
Core Equity Portfolio	Goldman Sachs Structured U.S. Equity Fund (formerly, CORE U.S. Equity Fund)
Class A Shares	Class A Shares
Class B Shares	Class B Shares
Class C Shares	Class A Shares
Class I Shares	Institutional Shares

Capital Appreciation Portfolio	Goldman Sachs Structured Small Cap Equity Fund (formerly, CORE Small Cap Equity Fund)
Class A Shares	Class A Shares
Class B Shares	Class B Shares
Class C Shares	Class A Shares
Class I Shares	Institutional Shares

Intermediate Bond Portfolio	Goldman Sachs Core Fixed Income Fund
Class A Shares	Class A Shares
Class B Shares	Class A Shares
Class C Shares	Class A Shares
Class I Shares	Institutional Shares

Tennessee Tax-Free Portfolio	Goldman Sachs Tennessee Municipal Fund
Class A Shares	Class A Shares
Class B Shares	Class A Shares
Class C Shares	Class A Shares
Class I Shares	Institutional Shares

Acquired First Funds	Acquiring GST Funds
Cash Reserve Portfolio	Goldman Sachs Financial Square Money Market Fund
Class C Shares	FST Administration Shares
Class I Shares	FST Shares

U.S. Government Money Market Portfolio	Goldman Sachs Financial Square Government Fund
Class C Shares	FST Administration Shares
Class I Shares	FST Shares

Municipal Money Market Portfolio	Goldman Sachs Financial Square Tax-Free Money Market Fund
Class C Shares	FST Administration Shares
Class I Shares	FST Shares
The aforementioned proposed acquisition is referred to herein as the “Reorganization.”
     This opinion relates to shares of beneficial interest of the Trust (the “Shares”) (par value $0.001 per Share) to be issued in the Reorganization, and is furnished in connection with the Trust’s Registration Statement on Form N-14 under the Securities Act of 1933, as amended (the “Registration Statement”).
     In rendering the opinion hereinafter set forth, we have considered such legal and factual matters as we have deemed necessary and have assumed that: (i) all documents submitted to us as originals are authentic, the signatures thereon are genuine and the persons signing the same were of legal capacity; (ii) all documents submitted to us as certified or photostatic copies conform to the original documents and that such originals are authentic; and (iii) all certificates of public officials upon which we have relied have been duly and properly given and that any public records reviewed by us are complete and accurate.
     This opinion is based exclusively on the laws of the State of Delaware and the federal law of the United States of America.
     On the basis of and subject to the foregoing, we are of the opinion that upon the prior satisfaction of the conditions contained in the Agreement and Plan of Reorganization described in the Registration Statement (the “Reorganization Agreement”), the Shares, when issued pursuant to the Reorganization Agreement and in the manner referred to in the Registration Statement, will be validly issued, fully paid and non-assessable by the Trust, and that the holders of the Shares will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of the State of Delaware (except that we express no opinion as to such holders who are also Trustees of the Trust). Pursuant to Section 2 of Article VIII of the Trust’s Agreement and Declaration of Trust, the Trustees have the power to cause shareholders, or shareholders of a particular series or class, to pay certain custodian, transfer, servicing or similar agent charges by setting off the same against declared but unpaid dividends or by reducing share ownership (or by both means).
     This opinion is solely for the use of the Trust and may not be referred to or used for any other purpose or relied on by any other persons without our prior written approval. This opinion is limited to the matters set forth in this letter and no other opinions should be inferred beyond the matters expressly stated.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. This does not constitute a consent under section 7 of the Securities Act of 1933, and in so consenting we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under section 7 or under the rules and regulations of the Securities and Exchange Commission issued thereunder.
Very truly yours,
/s/ DRINKER BIDDLE & REATH LLP